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                                                                  EXHIBIT (c)(1)

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                     BETWEEN
                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK
                                       AND
                  AMERICAN GENERAL EQUITY SERVICES CORPORATION

THIS AMENDED AND RESTATED DISTRIBUTION AGREEMENT (this "Agreement") is made by and between THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation (the "Company") and AMERICAN GENERAL EQUITY SERVICES CORPORATION, a Delaware corporation ("AGESC" or "Distributor").

                                   WITNESSETH:

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree to amend and restate as follows:

FIRST: The Company hereby grants AGESC a non-exclusive right to promote the sale
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of the Company's variable life insurance policies and certificates and variable annuity contracts and certificates, as the case may be, listed on Schedule A
                                                                  ----------
attached hereto and made a part hereof (the "Contracts") to the public through investment dealers which are members of the Financial Industry Regulatory Authority ("FINRA") (or exempt from such registration) in U. S. states where the Company is licensed.

SECOND: AGESC hereby accepts the grant made herein for the sale of the Contracts
------
and agrees that it will use its best efforts to promote the sale of such Contracts; provided, however, that:

         A. AGESC may, and when requested by the Company, shall suspend its efforts to promote the sale of the Contracts at any time AGESC or the Company believes sales should be suspended because of market conditions, other economic considerations, or other circumstances of any kind; and

         B. the Company may withdraw the offering of the Contracts at any time.

THIRD: The Company shall bear:
-----

         A. The expenses of printing and distributing registration statements and prospectuses of the Separate Account and the Contracts;

         B. The expenses of state and federal qualification of such contracts for sale in connection with such offerings;

         C.   All legal expenses in connection with the foregoing; and

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         D.   Any other expenses which may be deemed mutually appropriate.

FOURTH: The solicitation of the Contracts shall be made by investment dealers or
------
their sales representatives who are also licensed agents of the Company.

AGESC shall bear such costs of obtaining insurance department licenses and fees for registered representatives as may be mutually agreed upon between the parties hereto from time to time.

The Company shall reimburse AGESC for its costs in the promotion of the sale of the Contracts, including its administrative and ministerial costs. AGESC shall submit to the Company original invoices or other documentation acceptable to the Company, no less frequently than monthly, for all such reimbursable expenses.

FIFTH: The Company agrees to maintain all books and records in connection with
-----
the sale of the Contracts on behalf of AGESC in conformity with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, to the extent that such requirements are applicable to the Contracts.

SIXTH: A transaction statement for each purchase payment for a Contract will be
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sent to the Contract owner by the Company as required. The transaction statement will reflect the facts of the transaction.

SEVENTH: The Company and AGESC shall each comply with all applicable federal and
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state laws, rules, and regulations governing the issuance and sale of the
Contracts.

EIGHTH: The Company agrees to indemnify AGESC against any and all claims,
------
liabilities, and expenses which AGESC may incur due to any alleged untrue statements of a material fact, or any alleged omission to state a material fact in the registration statement or prospectus of the Company's Separate Account(s) used in connection with the offering and sale of the Contracts. AGESC agrees to indemnify the Company against any and all claims, demands, liabilities, and expenses which the Company may incur arising out of or based upon any act of an employee of AGESC.

NINTH: All disputes or differences arising out of this Agreement shall be
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submitted to the decision of two arbitrators, one to be chosen by the Company and the other to be chosen by AGESC, and in the event of the arbitrators failing to agree, to the decision of a third arbitrator to be chosen by the first two arbitrators. If the first two arbitrators fail to appoint a third arbitrator within one month of a request in writing to either of them to do so, the third arbitrator shall, at the request of either party, be appointed by the American Arbitration Association. The arbitration proceedings shall take place in New York City, New York. Unless otherwise agreed, the applicant(s) shall submit its case within one month after the appointment of the arbitration panel, and the respondent(s) shall submit its reply within one month after its own receipt of the claim. The decision of the arbitration panel shall be final and not subject to appeal, and may be entered into a court having jurisdiction thereof. The expenses of the arbitration shall be borne equally by the parties involved in the arbitration. This article shall survive the termination of this Agreement.

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TENTH. Nothing contained herein shall require the Company or AGESC to take any
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action contrary to any provision of its charter or any applicable statutes, regulation, or rule of the Financial Industry Regulatory Authority.

ELEVENTH: This Agreement shall supersede all prior agreements of the parties,
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whether written or oral, with respect to sale of the Contracts issued on or after the effective date of this Agreement.

TWELFTH: The original of this Agreement became effective as of January 1, 2003.
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THIRTEENTH: This Agreement may be terminated at any time by either party,
----------
without the payment of any penalty, upon thirty (30) days prior notice in writing to the other party.

FOURTEENTH: This Agreement shall be binding upon the successors and assigns of
----------
the parties hereto.

FIFTEENTH: Any notice under this Agreement shall be in writing addressed,
---------
delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices.

SIXTEENTH: The following confidentiality and protection of nonpublic information
---------
provisions shall be binding upon the Company and AGESC under this Agreement:

         (a)      Confidentiality.
                  ---------------

                  "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets, expressions, ideas and business practices of such party in any medium, as well as the terms of this Agreement. For purposes of this Agreement and unless otherwise indicated, reference to each party shall include their affiliates, agents and contractors. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information, but in no case to a lesser extent than reasonable care under the circumstances requires. No party shall disclose, publish, release, transfer or otherwise make available Confidential Information of any other party in any form to, or for the use or benefit of, any person or entity without the other parties' consent. Each party shall, however, be permitted to disclose relevant aspects of the other parties' Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party or parties is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees.

                  The obligations herein shall not restrict any disclosure by any party pursuant to any applicable state or federal laws, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-

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                  disclosing party or parties of such order) and shall not apply with respect to Confidential Information which (1) is developed by the other party independently of the Confidential Information of the disclosing party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure),
                  (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date of this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

         (b)      Protection of Nonpublic Personal Information.
                  ---------------------------------------------

                  (1)      Definition of Nonpublic Personal Information.
                           ---------------------------------------------

                           Nonpublic personal information of customers or consumers ("NPI") includes, but is not limited to, names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and sensitive, financial and health information. NPI includes information on each party's forms or in a database of any kind, information created by each party, information collected by or on behalf of a party, and personally identifiable information derived from NPI.

                           There may be instances where each party will have the same NPI that may be subject to different privacy policies and procedures according to the notices provided to the customer or consumer by the respective parties to the Agreement.

                  (2)      Disclosure and Use of NPI.
                           -------------------------

                           All NPI that any party obtains as a result of this relationship shall not be used, disclosed, reused or redisclosed to any third party, except to carry out the purposes for which the information was disclosed. All NPI of the other parties shall be held in confidence to the same extent and in at least the same manner as the holding party protects its own NPI, but in no case in a lesser manner than a reasonable degree of care under the circumstances.

                           Each party shall be permitted to disclose relevant aspects of the other parties' NPI to its officers, agents, subcontractors and employees only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under the Agreement; provided that such party shall take all reasonable measures to ensure that the NPI of the other party or parties is not disclosed or reproduced in contravention of the provisions of this Agreement by such party's officers, agents, subcontractors and employees.

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                           The obligations of this Agreement shall not restrict
                           any disclosure by any party pursuant to any applicable state or federal laws, or by request or order of any court or government agency (provided that the disclosing party shall seek appropriate protections and provide prompt notice to the non-disclosing party or parties in order that any other party will have a reasonable opportunity to oppose the disclosure, request or order).

                           The obligations of this Agreement shall not apply to information which, without breach of obligation of confidentiality: (1) is independently developed by a party; (2) is or becomes publicly known; (3) is already known by such party as evidenced by the written records of such party; or (4) is obtained from an independent source.

                  (3)      Security of NPI.
                           ---------------

                           The parties further agree to establish and maintain policies and procedures designed to ensure the confidentiality and security of NPI. This shall include procedures to protect against any anticipated threats or hazards to the security or integrity of the information and unauthorized access to or use of the information. For reasonable cause, each party may audit the use or disclosure of NPI upon reasonable written notice to the other party. Each party will promptly advise the other parties of any breach of obligations of this Agreement with respect to NPI of which the breaching party is aware.

                  (4)      Other Provisions.
                           ----------------

                           The parties agree that they shall abide by the provisions of the Gramm-Leach-Bliley Act and other applicable privacy laws and regulations and that the obligations described herein shall continue after termination of this Agreement and/or the Agreement. Any provision in the Agreement or any agreement that is inconsistent with the obligations herein shall be void.

                           If Selling Group Member utilizes more than one insurance agency in the conduct of its insurance sales, Selling Group Member represents that Associated Agency identified herein is acting on behalf of all such insurance agencies.

                           This Agreement comprises the entire agreement among the parties concerning NPI. There are no oral or implied promises or other obligations concerning said subject matter that have not been set forth herein. This Agreement may not be modified without a written agreement executed by all parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK


By:                                         Date:
   -------------------------------------         -------------------


AMERICAN GENERAL EQUITY SERVICES CORPORATION


By                                          Date:
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